Exhibit 23.1
Woodward Governor Company



             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Woodward Governor Company and Subsidiaries on Form S-8 (File No. 333-10409) of our report dated November 10, 1998, on our audits of the consolidated financial statements and financial statement schedule of Woodward Governor Company and Subsidiaries as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Chicago, Illinois
December 23, 1998


Exhibit 23.2
Woodward Governor Company


             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Woodward Governor Company and Subsidiaries on Form S-8 (File No. 333-10409) of our report dated October 17, 1997, on our audit of the financial statements of GENXON Power Systems, L.L.C., as of September 30, 1997 and for the year then ended, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


San Jose, California
December 23, 1998